EXHIBIT 2.2


                              FIRST AMENDMENT TO
                      STOCK AND ASSET PURCHASE AGREEMENT

      THIS FIRST AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT (this "First Amendment") is made and entered into this 21st day of September, 2001 (the "Effective Date") by and among RAPID LINK USA, INC., a Georgia corporation ("Rapid Link USA" or "Sub"); RAPID LINK, INC., a Georgia corporation that is the sole shareholder of the Sub ("RLI" or "Parent"); and DIAL THRU INTERNATIONAL CORPORATION, a Delaware corporation (the "Purchaser"). Parent and Sub are referred to collectively herein as the "Sellers."

                                  Background

      WHEREAS, the Purchaser and Sellers entered into that certain Stock and Asset Purchase Agreement dated September 18, 2001 (the "Agreement"); and

      WHEREAS, the Purchaser and Sellers desire to amend the Agreement in accordance with the terms of this First Amendment.

      NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties hereto agree as follows:

      1.   Amendments to Agreement.

                A. Section 1.13 shall be removed in its entirety and shall be replaced with the following:

      1.13 "Deposit" means the sum of $350,000, consisting of (a) $100,000 previously paid by the Purchaser to GmbH; (b) $100,000 to be paid by the Purchaser upon execution of this Agreement and to be held in escrow by counsel for the Sellers; and (c) $150,00 to be paid by the Purchaser to GmbH, if and only if on September 21, 2001 the Bankruptcy Court declares the Purchaser to be the winning bidder and orders the Sellers to proceed with the Transaction pursuant to the terms of this Agreement, with such Deposit to either be applied toward the purchase price at the Closing, or refunded to the Purchaser in accordance with the terms of this Agreement.

           B. The reference to "$200,000" in Section 3.1(a)(i) of the Agreement shall be deleted.


           C. The Agreement shall be amended by inserting "$0.00" in the final row of Schedule 1.1(c) in the box identifying the cure amount for the Oracle Computer Software and Servicing Contract.

           D. The Agreement shall be amended by removing from Schedule 1.13 the following:

            12. All equipment from Convergent Communication Services, if any;

 and replacing it with the following:

           12.  [RESERVED].

      2. Headings. The headings in this First Amendment are inserted solely as a matter of convenience and for reference, and are not a part of this First Amendment.
 exh02-2

      3. Counterparts; Copies. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto. One or more copies of this First Amendment may be executed but it shall not be necessary, in making proof of the existence of this First Amendment, to provide more than one original copy.

      4. Entire Agreement. The Agreement, as amendment by this First Amendment, is the final and entire agreement among the parties regarding the subject matter hereof, and is a complete and exclusive statement of the terms of such agreement. This First Amendment supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this First Amendment, nor the Agreement, nor any provision hereof or thereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

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                       [SIGNATURES APPEAR ON FOLLOWING PAGE]

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      IN  WITNESS  WHEREOF,  each  party  hereto  has  executed  this   First
 Amendment, as of the Effective Date.


 PURCHASER:                         SELLER:
 DIAL THRU INTERNATIONAL            RAPID LINK, INC.
 CORPORATION



 By:_____________________________   By:____________________________________
       John Jenkins, President                David Hess, President

                                    SELLER:
                                    RAPID LINK USA, INC.


                                    By:___________________________________
                                              David Hess, President